Exhibit 2.7

VERICHIP CORPORATION

REGISTRATION AGREEMENT

THIS REGISTRATION AGREEMENT (this “Agreement”) is made as of June 10, 2005 between VeriChip Corporation, a Delaware corporation (the “Company”), and Perceptis, L.P., a Delaware limited partnership (the “Stockholder”).

The parties to this Agreement are parties to a Share Purchase Agreement of even date herewith (the “Purchase Agreement”). In order to induce the Stockholder to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Closing under the Purchase Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 9 hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Required Registration.

(a) Filing of Registration Statement. In the event the Company consummates an initial public offering on Form S-1, the Company shall include in the Form S-1 Registration Statement filed with the SEC for its initial public offering provisions regarding the registration under the Securities Act pursuant to Rule 415 under the Securities Act of all Registrable Securities (the “IPO Shelf Registration”); provided that if the managing underwriter(s) of the Company’s initial public offering advise the Company in writing that the registration of the Registrable Securities on a Form S-1 shelf registration statement on the date the Company consummates its IPO would adversely affect the initial public offering, then as promptly as practicable after the consummation of the Company’s initial public offering the Company shall prepare and file with the Securities and Exchange Commission a registration statement under the Securities Act on Form S-1 pursuant to Rule 415 under the Securities Act registering all Registrable Securities (including the IPO Shelf Registration, if applicable, the “Required Registration”) and shall cause such Required Registration to be declared effective under the Securities Act on the Effective Date. “Effective Date” means the date of the Company’s initial public offering, in the case of the IPO Shelf Registration, and otherwise the earlier of the date the Lock-Up Period ends (if there is one) and the date which is 90 days after the Company’s initial public offering.

(b) Effective Period; Draw-downs. After the Effective Date, the Company shall cause such Required Registration to remain effective for a period ending on the earlier of (i) the second anniversary of the effectiveness of the Required Registration, (ii) the date on which all Registrable Securities have been sold pursuant to the Required Registration, (iii) the date as of which there are no longer any Registrable Securities in existence and (iv) the date which is one calendar quarter after the date on which all such Registrable Securities are eligible to be sold pursuant to Rule 144 (the “Effective Period”). So long as such Required Registration is effective as required herein and in compliance with the Securities Act and usable for resale of

Registrable Securities, the holders of Registrable Securities shall be entitled to demand any number of draw-downs (including underwritten draw-downs, provided that the aggregate offering value of the Registrable Securities requested to be included in such underwritten draw-down must equal at least $750,000) from such Required Registration and, in connection with any such draw-down, the Company shall take all customary and reasonable actions that the Company would take in connection with an underwritten registration (including, without limitation, all actions referred to in Section 3 necessary to effectuate such sale in the manner determined by the holders of at least a majority of the Registrable Securities to be included in such underwritten draw-down) as any holder reasonably requests. Notwithstanding anything to the contrary herein, the Company shall not include any other securities in such underwritten draw-downs.

(c) Selection of Underwriter. The holders of at least a majority of Registrable Securities shall have the right to retain and select an investment banker and manager to administer any underwritten draw-downs in connection with the Required Registration, subject to the Company’s approval which shall not be unreasonably withheld or delayed.

(d) Required Registration Expenses. As further provided in Section 5 below, all Registration Expenses incurred in connection with the Required Registration (whether incurred by the Company or the holders of Registrable Securities) shall be borne by the Company (including, without limitation, all fees and expenses of investment bankers and underwriters).

2. Piggyback Registrations.

(a) Right to Piggyback. Whenever on or after the VeriChip Exchange Date the Company proposes to register any of its securities under the Securities Act in an underwritten offering (other than pursuant to a Required Registration or a registration on Form S-8 or any successor form or any Excluded Registration) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in the case of any exercise of demand registration rights, in any event within three business days after its receipt of the demand notice) to all holders of Registrable Securities of its intention to effect such a registration and, subject to the terms of Sections 2(c) and 2(d) hereof, shall include in such registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company’s notice.

(b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

(c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without adversely affecting the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of shares requested to be included therein by each such holder, and (iii) third, other securities requested to be included in such registration.

(d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the offering, the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of securities so requested to be included therein by each such holder, and (ii) second, other securities requested to be included in such registration.

3. Black Out Periods. If, at any time during which a prospectus for a Required Registration is required to be delivered in connection with the sale of any Registrable Securities, the Company reasonably determines in good faith and upon the advice of its outside legal counsel that a development has occurred or a condition exists as a result of which the prospectus contains a material misstatement or omission, or that a material transaction in which the Company is engaged or proposes to engage would require an amendment to the prospectus or registration statement, a supplement to the applicable registration statement and related prospectus, or a filing under the Exchange Act or other public disclosure of material information and the disclosure of such transaction would be materially premature or materially injurious to the consummation of the transaction, the Company will promptly so notify in writing the holders of the Registrable Securities included in the Required Registration. Upon receipt of such notification, such holders and their affiliates will immediately suspend all offers and sales of Registrable Securities pursuant to such registration statement. In such event, the Company will amend or supplement the applicable registration statement and related prospectus or make such filings or public disclosures as promptly as practicable consistent with the restrictions set forth in this Section 3 and will use its best efforts to take such other steps as may be required to permit sales of the Registrable Securities thereunder by the holders of Registrable Securities whose Registrable Securities are included in the Required Registration and its affiliates in accordance with applicable federal and state securities laws as promptly as practicable. The Company will promptly notify the holders of Registrable Securities whose Registrable Securities are included in the Required Registration after it has determined in good faith that such sales have become permissible in such manner and will promptly deliver copies of the prospectus (as so amended or supplemented, if applicable) to the holders of Registrable Securities whose Registrable Securities are included in the Required Registration. Notwithstanding the foregoing, under no circumstances other than a Required Suspension will the Company be entitled to exercise its right to suspend offers and sales of any Registrable Securities pursuant to the Required Registration as provided in this Section 3 (x) for more one time or for a period of greater than five trading days during the 60 trading days immediately following the effectiveness of the Required Registration, (y) more than twice in the 180 trading days immediately subsequent to the 60 trading days immediately following the effectiveness of the Required Registration or for a period of greater than 60 total trading days during such 180-trading day period, or (z) more than twice or for a period greater than 60 trading days in any twelve-month period beginning after the 60 trading days immediately subsequent to the effectiveness of the Required Registration. In the case of any Required Suspension, the Company will use its reasonable efforts to avoid or overcome or satisfy the legal requirement and lift the resulting suspension of offers and sales pursuant to the Required Registration as soon as practicable. For purposes of this Section 3, “Required Suspension” means any suspension of offers and sales of Registrable Securities pursuant to the Required Registration which the Company is legally required to impose, which imposition it is not reasonably practicable for the Company to avoid or overcome through an amendment to the prospectus or registration statement, a supplement to the applicable registration statement and related prospectus, or a filing under the Exchange Act or other public disclosure of material information; provided that, in circumstances in which it is not reasonably practicable for the Company to avoid or overcome such imposition resulting in the existence of a Required Suspension, the Company shall use its best efforts to avoid or overcome such imposition.

4. Registration Procedures. With respect to the Required Registrations and whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall take all necessary actions to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a) prepare and file with the Securities and Exchange Commission a registration statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of at least a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and reasonable comment of such counsel);

(b) promptly notify in writing each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective throughout the Effective Period and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d) use its reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e) promptly notify in writing each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare and provide to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

(g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(h) enter into such customary agreements (including underwriting agreements in customary form) and (provided that the Company need not assume material obligations in connection therewith) take all such other reasonable actions as the holders of at least a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, preparing for and participating in such number of “road shows” as the underwriters managing such offering may reasonably request);

(i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(j) otherwise comply with all applicable rules and regulations of the Securities and Exchange Commission, and in each case in which any holder of Registrable

Securities, in its sole, good faith judgment, which is not inconsistent with the advice of its counsel, is or might be deemed to be an underwriter make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k) permit any holder of Registrable Securities which holder, in its sole, good faith judgment, is or might be deemed to be an underwriter or a controlling person of the Company to participate in the preparation of such registration or comparable statement and to require the insertion therein of material or information related to such holder or to underwriters or control persons generally which is customarily found in a registration statement, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included (subject to the Company’s reasonable approval of such material);

(l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

(m) cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(n) in the case of an underwritten public offering in connection with any such registration, obtain a cold comfort letter from the Company’s independent registered public accounting firm in customary form and covering such matters of the type customarily covered by cold comfort letters; and

(o) provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (and dated the date of the closing under the underwriting agreement in connection with any underwritten public offering in connection with such registration), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

5. Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and fees and disbursements of counsel(to the extent provided in Section 5(b)) for any holder of Registrable Securities and all independent certified public accountants, investment-bankers and underwriters (excluding discounts and commissions, but including fees and expenses in connection with any block trade executed in connection with underwritten draw-downs) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company in all registrations. The Company also shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

(b) In connection with each Required Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of at least a majority of the Registrable Securities included in such registration.

(c) To the extent any expenses relating to a registration hereunder are not required to be paid by the Company, each holder of securities included (or requested to be included) in any registration hereunder shall pay those expenses allocable to the registration (or proposed registration) of such holder’s securities so included (or requested to be included), and any Registration Expenses not so allocable shall be borne by all sellers of securities requested to be included in such registration in proportion to the number of securities requested to be so registered.

6. Indemnification.

(a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, its officers, directors, members, partners, employees, affiliates and agents and each Person who controls such holder (within the meaning of the Securities Act or the Securities Exchange Act) against all losses, claims, actions, damages, liabilities and expenses caused by (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and to pay to each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act or the Securities Exchange Act), as incurred, any legal and any other expenses reasonably incurred in connection with defending any such claim, loss, damage, liability or action (including any investigation or preparation of filings in connection with defending against any such claim, loss, damage, liability or action after brought, incurred or otherwise asserted against any such holder or Person), except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Securities Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Securities Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder expressly for use therein; provided that the obligation to indemnify shall be individual and ratable, not joint and several, for each holder and shall be limited to the amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement (net of underwriting discounts and commissions).

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of at least a majority of the Registrable Securities included in the registration by such conflicting parties, at the expense of the indemnifying party. No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) Each party hereto agrees that if for any reason the indemnification provisions contemplated by Sections 6(a) or 6(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses

(or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 6(c), defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The sellers’ obligations in this Section 6(d) to contribute shall be individual and ratable in proportion to the amount of securities registered by them and not joint and several and shall be limited to an amount equal to the proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration (net of underwriting discounts and commissions).

(e) The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or officer, director, member, partner, employee, affiliate, agent or controlling Person of such indemnified party and shall survive the transfer of securities and termination of this Agreement and shall expire upon the expiration of the statutes of limitations with respect to any matter covered hereby (or such later time as all claims then outstanding are fully and finally resolved). The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason.

7. Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission.

Upon request, the Company shall deliver to any holder of Registrable Securities a written statement as to whether it has complied with such requirements. The Company shall at all times use its best efforts to cause the Common Stock to be listed on one or more of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market System or the NASDAQ SmallCap market.

8. [INTENTIONALLY OMITTED]

9. Definitions.

“Common Stock” means the Company’s Common Stock, and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

“Excluded Registration” means any underwritten secondary registration on behalf of holders of the Company’s securities pursuant to a registration agreement in effect as of the date of this Agreement which precludes the registration of the Registrable Securities in such registration or, if any such registration agreement does not preclude such registration but gives a party or parties to such agreement the right to determine whether the Registrable Securities shall be included in such registration, then any such registration in which such party or parties refuse to permit the inclusion of Registrable Securities.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Registrable Securities” means (i) VeriChip Shares issued pursuant to the Purchase Agreement and (ii) any other Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to a offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or repurchased by the Company or any Subsidiary. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon exchange of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Purchase Agreement.

10. Miscellaneous.

(a) No Inconsistent Agreements. The Company represents and warrants that it is not a party to or subject to any agreement that is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement, and the Company shall not hereafter enter into any agreement with respect to its securities that is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

(b) Adjustments Affecting Registrable Securities. The Company shall not take any action, and shall use commercially reasonable efforts not to permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

(c) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of at least a majority of the Registrable Securities. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(e) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

(f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid, illegal or unenforceable under applicable law, such provision shall be ineffective only to the extent of such prohibition, invalidity, illegality or unenforceability without invalidating the remainder of this Agreement.

(g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by means of facsimile), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(i) Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware.

(j) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Company or to the Stockholder at the address indicated below:

Notices to the Company:	with a copy to:

c/o Applied Digital Solutions, Inc.	Holland & Knight LLP
1690 South Congress Avenue	701 Brickell Avenue, Suite 3000
Suite 200	Miami, Florida 33131
Delray Beach, Florida 33445	Attn: Harvey Goldman
Attn: Michael Krawitz

Notices to the Stockholder:	with a copy to:

Perceptis, L.P.	Kirkland & Ellis LLP
c/o SE Capital, LLC	200 East Randolph Drive
One North Wacker Drive, Suite 4330	Chicago, Illinois 60601
Chicago, Illinois 60606	Attn: Margaret A. Gibson, P.C.
Attn: Jeffrey Kvam Brad Bernstein	Brian C. Van Klompenberg

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

(k) Rights Cumulative; Waiver. The rights and remedies of holders of Registrable Securities and the Company under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

(l) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(m) Mutual Waiver of Jury Trial. As a specifically bargained inducement for each of the parties to enter into this Agreement (with each party having had opportunity to consult counsel), each party hereto expressly and irrevocably waives the right to trial by jury in any lawsuit or legal proceeding relating to or arising in any way from this Agreement or the transactions contemplated herein, and any lawsuit or legal proceeding relating to or arising in any way to this Agreement or the transactions contemplated herein shall be tried in a court of competent jurisdiction by a judge sitting without a jury.

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IN WITNESS WHEREOF, the parties have executed this Registration Agreement as of the date first written above.

VERICHIP CORPORATION

By:	/s/ Kevin McLaughlin
Name:	Kevin McLaughlin
Its:	CEO

PERCEPTIS, L.P. InterAir GP, Inc. General Partner

By:	/s/ C. Bryan Daniels
Name:	C. Bryan Daniels
Its:	President